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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following registration statements of TravelCenters of America LLC (the "Company") of our report dated February 18, 2011, with respect to the consolidated financial statements of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2010:

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  Registration Statement (Form S-3 No. 333-156926)

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  Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan

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  Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan

/s/ Ernst & Young LLP

Boston, Massachusetts February 18, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm